                                                                 EXHIBIT 21


                                 SUBSIDIARIES*

                                      OF

                            ORION CAPITAL CORPORATION


                                                                State or Other
                                                                  Jurisdiction
Subsidiary                                                     of Incorporation
- ------------                                                   -----------------

Clarke & Towner, Inc.                                               Connecticut
Connecticut Specialty Group, Inc.                                   Connecticut
Connecticut Specialty Insurance Company                             Connecticut
Connecticut Specialty Insurance Group, Inc.                         Connecticut
Design Professionals Administration Corporation                     California
Design Professionals Insurance Company                              California
DPIC Companies, Inc.                                                California
EBI Companies, Inc.                                                 Connecticut
EBI Consulting Services, Inc.                                       California
EBI Indemnity Company                                               Connecticut
EFC Property Management, Inc.                                       California
Employee Benefits Insurance Company                                 California
Independent Financial Planners Corporation                          New Jersey
Jabawwat, Inc.                                                      Delaware
Nations' Care, Inc.                                                 Connecticut
Orion Capital Companies, Inc.                                       Connecticut
Orion Properties Corporation                                        Delaware
Peninsula Excess Insurance Brokers, Inc.                            California
________________________________________________________________________________
*   The listed subsidiaries are wholly-owned by Orion
    Capital Corporation (the "Company") as of December 31,
    1993. The Company owns slightly less than 50% of Guaranty National Corporation of Englewood, Colorado and approximately 20% of Intercargo Corporation of Schaumburg, Illinois.

                                                                   EXHIBIT 21

Risk Analysis and Research Corporation                              California
Security Insurance Company of Hartford                              Connecticut
Security Insurance Company (U.K.) Limited                        United Kingdom
SecurityRe, Inc.                                                    Connecticut
Security Reinsurance Company                                        Connecticut
Security Warranty Association of Florida, Inc.                      Florida
The Connecticut Indemnity Company                                   Connecticut
The Fire and Casualty Insurance Company of Connecticut              Connecticut





















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